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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                         NAME                            ORGANIZED UNDER LAWS OF
- -------------------------------------------------------  -----------------------
Conoco Canada Limited..................................     Canada
Conoco Developments Ltd................................     England
Conoco Inc.............................................     Delaware
Conoco Indonesia Inc...................................     Delaware
Conoco International, Inc..............................     Delaware
Conoco Investments Norge A/S...........................     Norway
Conoco Ireland Ltd.....................................     Delaware
Conoco Limited.........................................     England
Conoco Mineraloel GmbH.................................     Germany
Conoco Norway Inc......................................     Delaware
Conoco Petroleum Limited...............................     England
Conoco Petroleum Norge A/S.............................     Norway
Conoco Pipe Line Company...............................     Delaware
Conoco Specialty Products, Inc.........................     Delaware
Conoco Timan-Pechora Ltd...............................     Bermuda
Conoco (U.K.) Limited..................................     England
Consol Energy Inc. (50% owned).........................     Delaware
Continental Oil Company of Libya.......................     Delaware
Danube Insurance Ltd...................................     Bermuda
Douglas Oil Company of California......................     California
Dubai Petroleum Company................................     Delaware
Du Pont Agrichemicals Caribe, Inc......................     Delaware
Du Pont Argentina S.A..................................     Argentina
Du Pont Asia Pacific, Ltd. ............................     Delaware
Du Pont (Australia) Limited............................     Australia
Du Pont Canada Inc. (76.49% owned).....................     Canada
Du Pont Chemical and Energy Operations, Inc............     Delaware
Du Pont Delaware, Inc..................................     Delaware
Du Pont Diagnostics, Inc...............................     Delaware
Du Pont de Colombia, S.A...............................     Colombia
Du Pont de Nemours (Belgium) N.V.......................     Belgium
Du Pont de Nemours (Deutschland) GmbH..................     Germany
Du Pont de Nemours (France) S.A........................     France
Du Pont de Nemours International S.A...................     Switzerland
Du Pont de Nemours Italiana S.p.A......................     Italy
Du Pont de Nemours (Luxembourg) S.A....................     Luxembourg
Du Pont de Nemours (Nederland) B.V.....................     Netherlands
Du Pont do Brasil S.A..................................     Brazil
Du Pont Electronic Materials, Inc......................     Delaware
Du Pont Energy Company.................................     Delaware
Du Pont Engineering Products, S.A......................     Luxembourg
Du Pont Feedstocks Company.............................     Delaware
Du Pont Foreign Sales Corporation......................     Virgin Islands
Du Pont Iberica, S.A...................................     Spain
Du Pont (K.K.).........................................     Delaware
Du Pont Korea, Ltd.....................................     Republic of Korea
Du Pont Merck Pharmaceutical Company (Delaware Partner-
 ship) (50% owned).....................................     Delaware
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                         NAME                           ORGANIZED UNDER LAWS OF
- ------------------------------------------------------- -----------------------
Du Pont Merck Pharma (Puerto Rico Partnership) (50%
 owned)................................................    Puerto Rico
Du Pont (New Zealand) Ltd..............................    New Zealand
Du Pont Photomasks, Inc................................    Texas
Du Pont Polymeres S.A..................................    Luxembourg
Du Pont, S.A. de C.V...................................    Mexico
Du Pont Scandanavia A.B................................    Sweden
Du Pont (Singapore) Pte. Ltd...........................    Singapore
Du Pont (Singapore) Fibres Pte. Ltd. (90% owned).......    Singapore
Du Pont Specialty Operations, B.V......................    Netherlands
Du Pont Taiwan Ltd.....................................    Taiwan
Du Pont (Thailand) Co. Ltd.............................    Thailand
Du Pont (U.K.) Limited.................................    England
Kayo Oil Company.......................................    Delaware
Societe Europeene Des Carburants.......................    Belgium
World Wide Transport, Inc..............................    Liberia

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.